Exhibit 10.6

Placement Units Purchase Agreement

[_], 2026

Future Money Acquisition Corporation

475 Brannan St

San Francisco, CA 94107

Ladies and Gentlemen:

Future Money Acquisition Corporation (the “Company”), a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (the “Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (the “Registration Statement”). The undersigned party hereby commits that it will purchase 258,000 units of the Company (“Private Units”) for a purchase price of $2,580,000 (the “Private Unit Purchase Price”), each Private Unit consisting of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”) and one right (the “Rights”), entitling the holder thereof to receive one-fifth (1/5) of one Ordinary Share upon consummation of the Business Combination.

Future Wealth Capital Corp. (the “Sponsor”) hereby agrees that it will purchase an additional number of units of the Company (“Over-Allotment Units”), up to a maximum of 22,500 Over-Allotment Units at a purchase price of $10.00 (the “Over-Allotment Purchase Price”), or a maximum of 280,500 Private Units for a total purchase price of $2,805,000 (the Over-Allotment Unit Purchase Price, together with the Private Unit Purchase Price, being the “Purchase Price”), in the event D. Boral Capital LLC exercises its over-allotment option, such that the amount held in the trust account (as described in the Registration Statement) does not fall below $10.00 per unit sold by the Company in the IPO.

The Sponsor agrees that if the size of the IPO is increased or decreased for any reason, the amount of the Sponsor’s investment will be either increased or decreased, as applicable, so that the Sponsor’s percentage of the aggregate investment in Private Units made by the Sponsor and other investors of the Company remains the same. If the size of the offering is increased, the Sponsor agrees that it will deliver the purchase price for such additional Private Units as promptly as is reasonably practicable following the increase if it is on the IPO Closing Date. If the size of the offering is decreased, the unused portion of the Purchase Price shall be returned to the Sponsor.

At least twenty-four (24) hours prior to the effective date of the Registration Statement, the undersigned party will cause the Private Unit Purchase Price to be delivered to Equiniti Trust Company, LLC (“Equiniti”), the Company’s transfer agent, by certified bank check or wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Company consummates the IPO.

The consummation of the purchase and issuance of the Private Units shall occur simultaneously with the consummation of the IPO and the consummation of the purchase and issuance of the Over-Allotment Units shall occur simultaneously with the closing of any exercise of the over-allotment option related to the IPO. Simultaneously with the consummation of the IPO, Equiniti shall deposit the Private Unit Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public shareholders as described in the Registration Statement. If the Company does not complete the IPO within 14 days from the date of this letter, the Private Unit Purchase Price (without interest or deduction) will be returned to the undersigned party.

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The Private Units and Over-Allotment Units will be identical to the units to be sold by the Company in the IPO. Additionally, the undersigned party agrees:

●	to vote the Ordinary Shares included in the Private Units and Over-Allotment Units in favor of any proposed Business Combination;

●	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s Ordinary Shares sold in the IPO if the Company does not complete an initial Business Combination within 18 months from the closing of the IPO (or up to 24 months from the closing of the IPO if the Company extends the period of time to consummate an initial Business Combination in up to six one-month extensions, as described in more detail in the prospectus included in the Registration Statement), unless the Company provides the holders of Ordinary Shares sold in the IPO with the opportunity to redeem their Ordinary Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Fund, including interest earned on Trust Fund and not previously released to the Company to pay the Company’s franchise and income taxes, divided by the number of then outstanding Ordinary Shares sold in the IPO;

●	not to convert any Ordinary Shares included in the Private Units and Over-Allotment Units into the right to receive cash from the Trust Fund in connection with a shareholder vote to approve either a Business Combination or an amendment to the provisions of the Company’s Amended and Restated Memorandum and Articles of Association, and not to tender the Private Units and Over-Allotment Units in connection with a tender offer conducted prior to the closing of a Business Combination;

●	the undersigned party will not participate in any liquidation distribution with respect to the Private Units and Over-Allotment Units (but will participate in liquidation distributions with respect to any units or Ordinary Shares purchased by the undersigned party in the IPO or in the open market) if the Company fails to consummate a Business Combination;

●	that the Private Units, Over-Allotment Units and underlying securities will not be transferable until 30 days after the consummation of a Business Combination except (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of an initial Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the Company’s completion of an initial Business Combination; (g) by virtue of the laws of the British Virgin Islands or the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; (h) to the Company for no value for cancellation in connection with the consummation of an initial Business Combination; (i) in the event of the Company’s liquidation prior to the consummation of an initial Business Combination; or (j) in the event of the Company’s completion of a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the Company’s completion of an initial Business Combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and by the same agreements entered into by the Sponsor with respect to such securities; and

●	the Private Units and Over-Allotment Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned party acknowledges and agrees that the purchasers of the Private Units and Over-Allotment Units will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned party, including but not limited to an insider letter.

The undersigned party hereby represents and warrants that:

(a)	it has been advised that the Private Units and Over-Allotment Units have not been registered under the Securities Act;

(b)	it will be acquiring the Private Units and Over-Allotment Units for its account for investment purposes only and not with a view to the distribution or resale of such units;

(c)	it has no present intention of selling or otherwise disposing of the Private Units and Over-Allotment Units in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act;

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(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter;

(h)	it has he financial ability to bear the economic risk of its investment in the Private Units and the Over-Allotment Units and is able to bear a total loss of its investment in such units;

(i)	it understands that the Private Units and Over-Allotment units are not readily marketable;

(j)	it has no need for liquidity with respect to its investment in the Private units and the Over-Allotment Units and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness;

(k)	it is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of its investment in the Private Units and the Over-Allotment Units; and

(l)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

This letter agreement constitutes the entire agreement between the undersigned party and the Company with respect to the purchase of the Private Units and Over-Allotment Units, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

[Signature Page Follows]

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Very truly yours,

Future Money Acquisition Corporation

By:
Name:	Siyu Li
Title:	Chief Executive Officer and Chairman of the Board

Accepted and Agreed:

Future Wealth Capital Corp.

By:
Name:	Siyu Li
Title:	Chief Executive Officer

Signature Page – Placement Units Purchase Agreement